Exhibit 10.64(f)

Amendment No. 6 to

Third Amended and Restated 10% Convertible Note

This Amendment No. 6 to Third Amended and Restated 10% Convertible Note effective June 18, 2021 between Cell Source, Inc. (the “Company”) and Darlene Soave (the “Lender”) is effective as of the 28th day of October 2024.

WHEREAS, the Company has previously issued to the Lender an 8% Convertible Note effective October 28, 2019 (the “Original Note”) that was subsequently amended by various amendments, including the Third Amended and Restated 10% Convertible Note (the “Third Amended and Restated Note”) in the principal amount of up to $6,000,000 dated and effective as of June 18, 2021;

WHEREAS, the Lender has assigned the Note to Darlene Soave Revocable Trust (the “Holder”);

WHEREAS, the Company and the Holder wish to extend the Maturity Date of the Third Amended and Restated Note;

NOW THEREFORE, the Company and the Holder hereby agree as follows:

1.	Extension of Maturity Date. The Maturity Date of the Note is hereby extended until April 28, 2025.

2.	Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Note.

3.	Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original, but all of this shall be deemed to constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 6 on November 11, 2024 effective as of October 28, 2024.

COMPANY

Cell Source, Inc.

By:	/s/ Itamar Shimrat
Name:	Itamar Shimrat
Title:	President and Chief Executive Officer

HOLDER

Darlene Soave Revocable Trust

By:	/s/ Darlene Soave
Name:	Darlene Soave
Title:	Trustee